Exhibit 99.1

Curtiss-Wright Reports Third Quarter 2020 Financial Results

Q3 Results Reflect Strong Defense Market Sales Growth and Benefits of Cost Containment Actions

Board of Directors Grants New $200 Million Share Repurchase Authorization

DAVIDSON, N.C.--(BUSINESS WIRE)--October 28, 2020--Curtiss-Wright Corporation (NYSE: CW) reports financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 Highlights:

  Reported diluted earnings per share (EPS) of $1.55, with Adjusted diluted EPS of $1.85;
  Net sales of $572 million, down 7%, with defense market sales up 11%;
  Reported operating income of $85 million, with Reported operating margin of 14.8%;
  Adjusted operating income of $100 million, down 7%;
  Adjusted operating margin of 17.4%, flat compared to the prior year, as benefits of our cost containment and restructuring initiatives partially offset reduced commercial markets sales;
  Reported free cash flow (FCF) of $49 million, with Adjusted FCF of $55 million; Year-to-date Adjusted FCF of $138 million, up 12%; and
  Share repurchases of approximately $13 million.

“We generated solid third quarter Adjusted diluted EPS of $1.85 led by stronger than expected sales growth in our defense markets of 11%,” said David C. Adams, Chairman and CEO of Curtiss-Wright Corporation. “In addition, all three segments demonstrated sequential quarterly improvement in sales, operating income and operating margin, and also benefitted from the savings generated by our ongoing cost containment and restructuring initiatives. We remain on track to achieve our full-year 2020 guidance.”

Updated Full-Year 2020 Adjusted Guidance (compared to Full-Year 2019 Adjusted Actuals):

  Narrowed overall sales guidance by raising bottom end of range to down 4% to 5% (previously down 4% to 6%); Increased defense markets sales growth range to up 11% to 13% (previously up 8% to 10%);
  Increased Adjusted operating margin by 10 basis points to new range of 16.1% to 16.3% (previously 16.0% to 16.2%);
  Narrowed Adjusted diluted EPS guidance to new range of $6.70 to $6.85 (previously $6.60 to $6.85);
  Maintained Adjusted FCF guidance range of $350 to $380 million, with Adjusted FCF conversion of approximately 130%; and
  Updated guidance does not include the recently announced acquisition of Pacific Star Communications, Inc. (PacStar), a leading provider of advanced tactical communications solutions for battlefield network management, which is anticipated to close in the fourth quarter.

Mr. Adams continued, “Looking ahead to the remainder of 2020, we expect continued overall sales growth in our defense markets, which remain strong, and savings generated by our restructuring actions to drive sequential improvement in operating margin, diluted EPS and free cash flow.”

“We continue to leverage our strong and healthy balance sheet to implement our balanced capital allocation strategy. Last month, we announced our decision to acquire PacStar and today we are pleased to announce the authorization of an additional $200 million in share repurchases. In addition, as part of our previously announced 2020 restructuring actions, we have elected to discontinue our build-to-print actuation contract supporting the Boeing 737 MAX program at the conclusion of this year. Phasing out this historically low-margin and commodity-type business will lessen the Company’s overall exposure to the commercial aerospace market. Collectively, these actions are expected to aid our efforts to drive long-term profitable growth and deliver significant value for our shareholders.”

Company Announces New $200 Million Share Repurchase Authorization:

  Curtiss-Wright’s Board of Directors has authorized an additional $200 million for future share repurchases, increasing total available authorization to $250 million, which is immediately available for opportunistic share repurchases;
  Of this authorization, the Company intends to repurchase a minimum of $50 million in opportunistic share repurchases in the fourth quarter of 2020;
  The Company remains on track to complete its existing $50 million 10b5-1 share repurchase program authorized for 2020 by the end of the year, and had previously completed a $100 million opportunistic share repurchase program executed in March 2020; and
  Beginning in January 2021, the Company expects to repurchase $50 million additional shares via a 10b5-1 program throughout 2021, which is expected to more than offset potential dilution from compensation plans.

Third Quarter 2020 Operating Results

(In millions)	Q3-2020	Q3-2019	Change
Sales	$571.6	$614.9	(7%)
Reported operating income	$84.6	$105.6	(20%)
Adjustments (1)	15.3	1.6
Adjusted operating income (1)	$99.9	$107.2	(7%)
Adjusted operating margin (1)	17.4%	17.4%	0 bps
(1)	Adjusted results exclude $11 million in restructuring costs, and one-time inventory step-up, backlog amortization and transaction costs for acquisitions.
  Sales of $572 million, down $43 million, or 7%;
  Sales to the defense markets increased 11%, 6% of which was organic, led by strong growth in aerospace and naval defense, while sales to the commercial markets decreased 22%, due to reduced demand in the commercial aerospace, general industrial and power generation markets. Please refer to the accompanying tables for an overall breakdown of sales by end market;
  Adjusted operating income was $100 million, down 7%, reflecting unfavorable overhead absorption on lower revenues in the Commercial/Industrial segment, partially offset by increased profitability in the Power segment;
  Adjusted operating margin was flat at 17.4%, reflecting the benefits of our company-wide restructuring and cost containment actions; and
  Non-segment expenses of $8 million increased by $1 million, or 10%, compared to the prior year, primarily due to higher corporate costs.

Net Earnings and Diluted EPS

(In millions, except EPS)	Q3-2020	Q3-2019	Change
Reported net earnings	$64.6	$82.5	(22%)
Adjustments, net of tax (1)	12.8	1.3
Adjusted net earnings (1)	$77.4	$83.8	(8%)
Reported diluted EPS	$1.55	$1.92	(19%)
Adjustments, net of tax (1)	0.30	0.03
Adjusted diluted EPS (1)	$1.85	$1.95	(5%)
(1)	Adjusted results exclude restructuring costs and one-time inventory step-up, backlog amortization and transaction costs for acquisitions.
  Reported net earnings of $65 million, down 22% from the prior year, reflecting lower segment operating income and higher interest expense;
  Reported diluted EPS of $1.55, down 19% from the prior year, reflecting lower net earnings, partially offset by a lower share count;
  Adjusted net earnings of $77 million, down 8%;
  Adjusted diluted EPS of $1.85, down 5%; and
  Effective tax rate of 20.2% decreased slightly compared to the prior year quarter.

Free Cash Flow

(In millions)	Q3-2020	Q3-2019	Change
Net cash provided by operating activities	$56.0	$118.6	(53%)
Capital expenditures	(7.0)	(16.4)	57%
Reported free cash flow	$49.0	$102.2	(52%)
Adjustment to capital expenditures (DRG facility investment) (1)	0.4	4.8	(92%)
Restructuring (1)	5.9	-	-
Adjusted free cash flow (1)	$55.3	$107.0	(48%)
(1)

Adjusted free cash flow excludes a capital investment related to the new, state-of-the-art naval facility principally for DRG which impacted both periods, and the cash impact from restructuring in the current period.

  Reported free cash flow was $49 million, a decrease of $53 million compared to the prior year, principally driven by lower cash earnings and lower collections, partially offset by a reduction in capital expenditures;
  Capital expenditures decreased $9 million to $7 million compared to the prior year, primarily due to lower capital investments within the Power segment; and
  Adjusted free cash flow was $55 million in the third quarter.

New Orders and Backlog

  New orders of $559 million decreased 14% compared with the prior year period, as strong growth in embedded computing and valves products serving the defense markets was more than offset by reduced demand across the commercial markets; Order activity within our commercial and industrial markets continued to demonstrate solid monthly improvement compared with the lows experienced in May; and
  Backlog of $2.2 billion increased 1% from December 31, 2019.

Share Repurchase and Dividends

  During the third quarter, the Company repurchased 133,673 shares of its common stock for approximately $13 million;
  Year-to-date, the Company repurchased 1.37 million shares for approximately $138 million, which included a $100 million opportunistic share repurchase program executed in March; and
  The Company also declared a quarterly dividend of $0.17 a share, unchanged from the previous quarter.

Third Quarter 2020 Segment Performance

Commercial/Industrial

(In millions)	Q3-2020	Q3-2019	Change
Sales	$222.5	$279.0	(20%)
Reported operating income	$24.8	$43.6	(43%)
Adjustments (1)	7.7	-
Adjusted operating income (1)	$32.5	$43.6	(25%)
Adjusted operating margin (1)	14.6%	15.6%	(100 bps)
(1)	Adjusted results exclude restructuring costs and one-time backlog amortization and transaction costs for acquisitions.
  Sales of $223 million, down $56 million, or 20%;
  Higher aerospace defense revenues reflect increased sales of actuation and sensors equipment on various fighter jet programs;
  Lower commercial aerospace market revenues reflect reduced OEM sales of actuation and sensors equipment, as well as surface treatment services;
  General industrial market revenue declines reflect reduced year-over-year sales for industrial vehicle, valve and controls products, as well as surface treatment services;
  Reported operating income was $25 million, with Reported operating margin of 11.2%; and
  Adjusted operating income was $33 million, while Adjusted operating margin decreased 100 basis points to 14.6%, principally reflecting unfavorable absorption on lower commercial sales partially offset by the benefits of our cost containment and restructuring initiatives.

Defense

(In millions)	Q3-2020	Q3-2019	Change
Sales	$180.3	$160.4	12%
Reported operating income	$41.6	$40.2	3%
Adjustments (1)	3.6	0.7
Adjusted operating income (1)	$45.2	$40.9	11%
Adjusted operating margin (1)	25.0%	25.4%	(40 bps)
(1)	Adjusted results exclude restructuring costs and one-time backlog amortization and transaction costs for acquisitions.
  Sales of $180 million, up $20 million, or 12%;
  Higher aerospace defense market revenues were principally driven by increased sales of embedded computing equipment on various programs, most notably on Unmanned Aerial Vehicle (UAV) platforms;
  Strong naval defense market revenue growth reflected timing of production of valves on submarine and aircraft carrier programs, as well as the contribution from the 901D acquisition;
  Reduced ground defense market revenues reflect lower sales on international tank platforms;
  Reported operating income was $42 million, with Reported operating margin of 23.0%; and
  Adjusted operating income was $45 million, up 11% from the prior year, while Adjusted operating margin decreased 40 basis points to 25.0%, reflecting unfavorable mix on strong sales of our defense electronics products, mainly offset by the contribution from acquisitions and the benefits of our cost containment actions.

Power

(In millions)	Q3-2020	Q3-2019	Change
Sales	$168.8	$175.5	(4%)
Reported operating income	$26.0	$28.8	(10%)
Adjustments (1)	3.9	1.0
Adjusted operating income (1)	$29.9	$29.8	0%
Adjusted operating margin (1)	17.7%	17.0%	70 bps
(1)	Adjusted results exclude restructuring costs and one-time transition and IT security costs associated with the relocation of our DRG business.
  Sales of $169 million, down $7 million, or 4%;
  Naval defense market revenues increased slightly, as higher Columbia class submarine production revenues were mainly offset by lower service center sales;
  Reduced power generation market sales principally reflect lower domestic and international aftermarket revenues, partially offset by increased revenues on the CAP1000 program;
  Reported operating income was $26 million, with Reported operating margin of 15.4%; and
  Adjusted operating income was $30 million, flat compared to the prior year, while Adjusted operating margin increased 70 basis points to 17.7%, principally driven by the benefits of our cost containment and restructuring initiatives.

**********

A more detailed breakdown of the Company’s 2020 financial guidance by segment and by market, as well as all reconciliations of Reported GAAP amounts to Adjusted non-GAAP amounts can be found in the accompanying schedules.

Conference Call & Webcast Information

The Company will host a conference call to discuss its third quarter financial results and business outlook at 10:00 a.m. ET on Thursday, October 29, 2020. A live webcast of the call and the accompanying financial presentation, as well as a replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2020	2019	$	%	2020	2019	$	%

Product sales	$493,398	$516,760	$(23,362)	(5%)	$1,457,772	$1,520,612	$(62,840)	(4%)
Service sales	78,216	98,120	(19,904)	(20%)	265,120	311,578	(46,458)	(15%)
Total net sales	571,614	614,880	(43,266)	(7%)	1,722,892	1,832,190	(109,298)	(6%)

Cost of product sales	305,921	331,793	(25,872)	(8%)	945,886	986,475	(40,589)	(4%)
Cost of service sales	52,872	57,011	(4,139)	(7%)	177,580	192,722	(15,142)	(8%)
Total cost of sales	358,793	388,804	(30,011)	(8%)	1,123,466	1,179,197	(55,731)	(5%)

Gross profit	212,821	226,076	(13,255)	(6%)	599,426	652,993	(53,567)	(8%)

Research and development expenses	17,587	18,362	(775)	(4%)	54,163	54,503	(340)	(1%)
Selling expenses	24,869	28,133	(3,264)	(12%)	81,650	90,303	(8,653)	(10%)
General and administrative expenses	77,251	74,012	3,239	4%	230,515	224,888	5,627	3%
Restructuring expenses	8,541	—	8,541	NM	20,730	—	20,730	NM

Operating income	84,573	105,569	(20,996)	(20%)	212,368	283,299	(70,931)	(25%)

Interest expense	9,055	7,951	1,104	14%	25,059	23,183	1,876	8%
Other income, net	5,417	6,355	(938)	(15%)	6,844	17,704	(10,860)	(61%)

Earnings before income taxes	80,935	103,973	(23,038)	(22%)	194,153	277,820	(83,667)	(30%)
Provision for income taxes	(16,315)	(21,463)	5,148	(24%)	(46,754)	(59,645)	12,891	(22%)
Net earnings	$64,620	$82,510	$(17,890)	(22%)	$147,399	$218,175	$(70,776)	(32%)

Net earnings per share:
Basic earnings per share	$1.56	$1.93			$3.52	$5.10
Diluted earnings per share	$1.55	$1.92			$3.49	$5.07

Dividends per share	$0.17	$0.17			$0.51	$0.49

Weighted average shares outstanding:
Basic	41,545	42,709			41,926	42,755
Diluted	41,797	42,995			42,190	43,025

NM - not meaningful

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	September 30,	December 31,	Change
	2020	2019	%
Assets
Current assets:
Cash and cash equivalents	$426,821	$391,033	9%
Receivables, net	634,944	632,194	—%
Inventories, net	460,585	424,835	8%
Other current assets	58,403	81,729	(29)%
Total current assets	1,580,753	1,529,791	3%
Property, plant, and equipment, net	379,859	385,593	(1)%
Goodwill	1,207,881	1,166,680	4%
Other intangible assets, net	476,864	479,907	(1)%
Operating lease right-of-use assets, net	152,987	165,490	(8)%
Prepaid pension asset	131,631	—	NM
Other assets	29,805	36,800	(19)%
Total assets	$3,959,780	$3,764,261	5%

Liabilities
Current liabilities:
Accounts payable	158,020	222,000	(29)%
Accrued expenses	136,965	164,744	(17)%
Income taxes payable	5,711	7,670	(26)%
Deferred revenue	267,504	276,115	(3)%
Other current liabilities	97,634	74,202	32%
Total current liabilities	665,834	744,731	(11)%
Long-term debt	1,058,707	760,639	39%
Deferred tax liabilities, net	94,720	80,159	18%
Accrued pension and other postretirement benefit costs	91,745	138,635	(34)%
Long-term operating lease liability	133,476	145,124	(8)%
Long-term portion of environmental reserves	15,269	15,026	2%
Other liabilities	100,566	105,575	(5)%
Total liabilities	2,160,317	1,989,889	9%

Stockholders' equity
Common stock, $1 par value	49,187	49,187	—%
Additional paid in capital	121,797	116,070	5%
Retained earnings	2,623,289	2,497,111	5%
Accumulated other comprehensive loss	(310,891)	(325,274)	4%
Less: cost of treasury stock	(683,919)	(562,722)	(22)%
Total stockholders' equity	1,799,463	1,774,372	1%

Total liabilities and stockholders' equity	$3,959,780	$3,764,261	5%

NM - not meaningful

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
SEGMENT INFORMATION (UNAUDITED)
($'s in thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			Change			Change
	2020	2019	%	2020	2019	%
Sales:
Commercial/Industrial	$222,527	$278,967	(20%)	$700,543	$841,725	(17%)
Defense	180,321	160,413	12%	516,387	452,688	14%
Power	168,766	175,500	(4%)	505,962	537,777	(6%)

Total sales	$571,614	$614,880	(7%)	$1,722,892	$1,832,190	(6%)

Operating income (expense):
Commercial/Industrial	$24,838	$43,641	(43%)	$74,191	$130,222	(43%)
Defense	41,550	40,241	3%	98,126	93,580	5%
Power	25,962	28,776	(10%)	67,843	86,140	(21%)

Total segments	$92,350	$112,658	(18%)	$240,160	$309,942	(23%)
Corporate and other	(7,777)	(7,089)	(10%)	(27,792)	(26,643)	(4%)

Total operating income	$84,573	$105,569	(20%)	$212,368	$283,299	(25%)

Operating margins:
Commercial/Industrial	11.2%	15.6%	(440 bps)	10.6%	15.5%	(490 bps)
Defense	23.0%	25.1%	(210 bps)	19.0%	20.7%	(170 bps)
Power	15.4%	16.4%	(100 bps)	13.4%	16.0%	(260 bps)
Total Curtiss-Wright	14.8%	17.2%	(240 bps)	12.3%	15.5%	(320 bps)

Segment margins	16.2%	18.3%	(210 bps)	13.9%	16.9%	(300 bps)

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			Change			Change
	2020	2019	%	2020	2019	%
Defense markets:
Aerospace	$121,987	$110,742	10%	$333,120	$293,955	13%
Ground	20,519	22,231	(8%)	63,205	69,383	(9%)
Naval	165,524	143,430	15%	496,157	424,371	17%
Total Defense	$308,030	$276,403	11%	$892,482	$787,709	13%

Commercial markets:
Aerospace	$70,943	$109,015	(35%)	$242,708	$320,237	(24%)
Power Generation	80,509	88,543	(9%)	241,059	278,194	(13%)
General Industrial	112,132	140,919	(20%)	346,643	446,050	(22%)
Total Commercial	$263,584	$338,477	(22%)	$830,410	$1,044,481	(20%)

Total Curtiss-Wright	$571,614	$614,880	(7%)	$1,722,892	$1,832,190	(6%)

Use of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these non-GAAP measures provide investors with additional insight into the Company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

The Company’s presentation of its financials and guidance includes an Adjusted (non-GAAP) view that excludes significant restructuring costs in 2020 associated with its operations, including one-time actions taken in response to COVID-19, a non-cash impairment of capitalized development costs related to a commercial aerospace program, first year purchase accounting costs associated with its acquisitions, as well as one-time transition and IT security costs, and capital investments, specifically associated with the relocation of the DRG business in the Power segment. Transition costs include relocation of employees and equipment as well as overlapping facility and labor costs associated with the relocation. We believe this Adjusted view will provide improved transparency to the investment community in order to better measure Curtiss-Wright’s ongoing operating and financial performance and better comparisons of our key financial metrics to our peers. Reconciliations of “Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release.

The following definitions are provided:

Adjusted Operating Income, Operating Margin, Net Earnings and Diluted EPS

These Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Earnings and Diluted Earnings per Share (EPS) under GAAP excluding: (i) the impact of first year purchase accounting costs associated with acquisitions for current and prior year periods, specifically one-time inventory step-up, backlog amortization and transaction costs; (ii) one-time transition and IT security costs associated with the relocation of a business in the current year period; (iii) the non-cash impairment of capitalized development costs related to a commercial aerospace program; and (iv) significant restructuring costs in 2020 associated with its operations.

Organic Sales and Organic Operating Income

The Corporation discloses organic sales and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic sales and organic operating income are defined as sales and operating income excluding the impact of restructuring costs, foreign currency fluctuations and contributions from acquisitions made during the last twelve months.

	Three Months Ended
	September 30,
	2020 vs. 2019
	Commercial/Industrial		Defense		Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
Organic	(22%)	(28%)	3%	2%	(4%)	3%	(10%)	(11%)
Acquisitions	1%	0%	8%	2%	0%	0%	3%	1%
Restructuring	0%	(15%)	0%	(1%)	0%	(13%)	0%	(10%)
Foreign Currency	1%	0%	1%	0%	0%	0%	0%	0%
Total	(20%)	(43%)	12%	3%	(4%)	(10%)	(7%)	(20%)

	Nine Months Ended
	September 30,
	2020 vs. 2019
	Commercial/Industrial		Defense		Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
Organic	(18%)	(33%)	5%	6%	(6%)	(8%)	(9%)	(16%)
Acquisitions	1%	0%	9%	0%	0%	0%	3%	0%
Restructuring	0%	(11%)	0%	(2%)	0%	(13%)	0%	(10%)
Foreign Currency	0%	1%	0%	1%	0%	0%	0%	1%
Total	(17%)	(43%)	14%	5%	(6%)	(21%)	(6%)	(25%)

Free Cash Flow and Free Cash Flow Conversion

The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as cash flow provided by operating activities less capital expenditures. Adjusted free cash flow excludes: (i) a capital investment in the Power segment related to the new, state-of-the-art naval facility principally for DRG; (ii) a voluntary contribution to the Company’s corporate defined benefit pension plan made in the first quarter of 2020; and (iii) the cash impact from restructuring in 2020. The Corporation discloses free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as free cash flow divided by net earnings from continuing operations. Adjusted free cash flow conversion is defined as Adjusted free cash flow divided by Adjusted net earnings.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Net cash provided by operating activities	$55,993	$118,629	$3,784	$159,015
Capital expenditures	(7,017)	(16,448)	(36,341)	(49,919)
Free cash flow	$48,976	$102,181	$(32,557)	$109,096
Voluntary pension contribution	—	—	150,000	—
Adjustment to capital expenditures (DRG facility investment)	437	4,824	10,112	13,986
Restructuring	5,935	—	10,676	—
Adjusted free cash flow	$55,348	$107,005	$138,231	$123,082
Adjusted free cash flow conversion	71%	130%	73%	56%

CURTISS-WRIGHT CORPORATION
2020 Guidance
As of October 28, 2020
($'s in millions, except per share data)
	2019 Reported (GAAP)	2019 Adjustments (1) (Non GAAP)	2019 Adjusted (Non GAAP)	2020 Reported Guidance (GAAP)		2020 Restructuring Adjustments (2) (Non-GAAP)	2020 Other Adjustments (2) (Non-GAAP)	2020 Adjusted Guidance(3)(4)(5) (Non-GAAP)
				Low	High			Low	High	2020 Chg vs 2019 Adjusted
Sales:
Commercial/Industrial	$1,138	$-	$1,138	$945	$965	$-	$-	$945	$965
Defense	626	2	628	690	700	-	-	690	700
Power	724	-	724	725	735	-	-	725	735
Total sales	$2,488	$2	$2,490	$2,360	$2,400	$-	$-	$2,360	$2,400	(4 to 5%)

Operating income:
Commercial/Industrial	$180	$-	$180	$111	$115	$20	$2	$133	$137
Defense	137	2	140	142	145	4	13	159	162
Power	122	4	126	112	114	11	3	126	128
Total segments	439	7	446	365	375	35	18	418	428
Corporate and other	(35)	-	(35)	(37)	(38)	-	-	(37)	(38)
Total operating income	$404	$7	$411	$328	$337	$35	$18	$381	$390	(5 to 7%)

Interest expense	$(31)	$-	$(31)	$(35)	$(36)	$-	$-	$(35)	$(36)
Other income, net	24	-	24	12	12	-	10	22	22
Earnings before income taxes	397	7	403	306	314	35	27	368	377
Provision for income taxes	(89)	(2)	(90)	(72)	(74)	(8)	(6)	(87)	(88)
Net earnings	$308	$5	$313	$234	$240	$27	$21	$282	$288

Diluted earnings per share	$7.15	$0.12	$7.27	$5.56	$5.71	$0.64	$0.50	$6.70	$6.85	(6 to 8%)
Diluted shares outstanding	43.0		43.0	42.1	42.1			42.1	42.1
Effective tax rate	22.4%		22.4%	23.5%	23.5%			23.5%	23.5%

Operating margins:
Commercial/Industrial	15.8%	-	15.8%	11.7%	12.0%	+210 bps	+20 bps	14.0%	14.2%	(150 to 180 bps)
Defense	21.9%	+40 bps	22.3%	20.6%	20.8%	+60 bps	+190 bps	23.1%	23.2%	80 to 90 bps
Power	16.9%	+50 bps	17.4%	15.4%	15.5%	+150 bps	+40 bps	17.3%	17.4%	(0 to 10 bps)
Total operating margin	16.2%	+30 bps	16.5%	13.9%	14.1%	+150 bps	+70 bps	16.1%	16.3%	(20 to 40 bps)

Free cash flow (6)	$352	$19	$371	$167	$197	$20	$163	$350	$380

Notes: Full year amounts may not add due to rounding. All financial information by reportable segment for the 2019 and reporting periods reflects the Corporation’s first quarter segment reorganization.

(1) 2019 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding the impact of first year purchase accounting costs associated with acquisitions (Defense segment), specifically one-time backlog amortization and transaction costs, as well as one-time transition and IT security costs related to the relocation of the DRG business (Power Segment).
(2) Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding $35 million in restructuring costs, $11 million in first year purchase accounting costs, specifically one-time backlog amortization and transaction costs associated with acquisitions, $4 million non-cash impairment of capitalized development costs related to a commercial aerospace program, and $3 million in one-time transition and IT security costs related to the relocation of the DRG business, as well as a $10 million non-cash currency translation loss (within non-operating income) related to the liquidation of a foreign legal entity.
(3) Commercial/Industrial segment Adjusted guidance excludes $20 million in restructuring costs and $2 million in one-time backlog amortization and transaction costs associated with the acquisition of Dyna-Flo.
(4) Defense segment Adjusted guidance excludes $4 million in restructuring costs, $9 million in one-time backlog amortization and transaction costs associated with the acquisitions of 901D and IADS, and $4 million non-cash impairment of capitalized development costs related to a commercial aerospace program.
(5) Power segment Adjusted guidance excludes $11 million in restructuring costs and $3 million in one-time transition and IT security costs related to the relocation of the DRG business.
(6) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2019 Adjusted Free Cash Flow excludes a $19 million capital investment in the Power segment related to construction of a new, state-of-the-art naval facility for the DRG business. Adjusted Free Cash Flow guidance excludes a $150 million voluntary contribution made in January to the Company’s corporate defined benefit pension plan, a $20 million cash impact from restructuring, and a $13 million capital investment related to the new, state-of-the-art naval facility principally for DRG.

CURTISS-WRIGHT CORPORATION
As of October 28, 2020

2020 % Change vs 2019
	(Prior)	(Current)
Defense Markets
Aerospace	4 - 6%	8 - 10%
Ground	(5 - 7%)	(5 - 7%)
Navy	14 - 16%	17 - 19%
Total Defense	8 - 10%	11 - 13%

Commercial Markets
Commercial Aerospace	(19 - 21%)	(22 - 24%)
Power Generation	(3 - 5%)	(8 - 10%)
General Industrial	(18 - 20%)	(18 - 20%)
Total Commercial	(14 - 16%)	(16 - 18%)

Total Curtiss-Wright Sales	(4 - 6%)	(4 - 5%)

About Curtiss-Wright Corporation

Curtiss-Wright Corporation (NYSE: CW) is a global innovative company that delivers highly engineered, critical function products and services to the commercial, industrial, defense and energy markets. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing reliable solutions through trusted customer relationships. The company employs approximately 8,300 people worldwide. For more information, visit www.curtisswright.com.

Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, future cash flow from operations, and potential impacts of the COVID-19 pandemic are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act") and the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; the impact of a global pandemic or national epidemic, and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

Contacts

Jim Ryan
(704) 869-4621
Jim.Ryan@curtisswright.com